                                      AGREEMENT


          AGREEMENT dated February 1, 1998 among PRIME RETAIL, INC., a Maryland corporation ("Prime"), HORIZON GROUP, INC., a Michigan corporation ("Horizon"), MR. DAVID H. MURDOCK, a resident of the State of California ("Murdock"), individually and as trustee of the David H. Murdock Living Trust dated May 28, 1996, as amended ("Trust"), and PACIFIC HOLDING COMPANY, a sole proprietorship of Murdock ("Pacific").

          In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

          1.   DEFINITIONS.  For purposes of this Agreement:

          (a) "Acquisition Proposal" shall have the meaning ascribed thereto in the Merger Agreement.

          (b) "Affiliate" shall mean, with respect to any Murdock Signatory, a Person which directly, or indirectly through one or more intermediaries, is controlled by such Murdock Signatory. As used in the preceding sentence, the term "control" (including the term "controlled by") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, but in no event shall Dole Food Company, Inc. or any of its subsidiaries be an Affiliate of any Murdock Signatory unless and until any Murdock Signatory Beneficially Owns at least a majority of any class of voting capital stock of Dole Food Company, Inc. or any subsidiary of Dole Food Company, Inc., in which case Dole Food Company, Inc. or such subsidiary, as applicable, shall be deemed an Affiliate of such Murdock Signatory.

          (c) "Beneficially Own", "Beneficial Owner" or "Beneficial Ownership" with respect to any Shares or securities shall mean having ownership of record or "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meanings of Section 13(d)(3) of the Exchange Act.

          (d) "Commission" shall mean the United States Securities and Exchange Commission.

          (e) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (f) "Horizon Common Stock" shall mean at any time the common stock, $0.01 par value, of Horizon.

          (g) "Horizon Partnership" shall mean Horizon/Glen Outlet Centers Limited Partnership, a Delaware limited partnership.

          (h) "Merger Agreement" shall mean that certain Amended and Restated Agreement and Plan of Merger entered into concurrently herewith by and among Prime, Horizon, Horizon Partnership, Prime Retail, L.P. ("Prime Partnership"), a Delaware limited partnership, Sky Merger Corp. and Sky Newco, L.P., a Delaware limited partnership, as such agreement may be amended from time to time in a manner that does not (i) reduce or change the type of the consideration payable to holders of Horizon Common Stock thereunder, or
(ii) otherwise adversely affect in a material way the rights of holders of Horizon Common Stock thereunder.

          (i) "Mergers" shall have the meaning ascribed thereto in the Merger Agreement.

          (j) "Murdock Entities" shall mean the Murdock Signatories and each of their Affiliates.

          (k) "Murdock Signatories" shall collectively mean Murdock, Trust and Pacific.

          (l) "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

          (m) "Pledge" shall mean any bona fide pledge to a financial institution by a Murdock Signatory of all or any portion of the shares of Horizon Common Stock owned of record or Beneficially Owned by such Murdock Signatory securing indebtedness for money borrowed, as the same may amended, supplemented, restated, replaced, refinanced or otherwise modified from time to time; provided, however, that in no event shall any Pledge limit or restrict the right of any Murdock Entity to vote the Shares in the manner contemplated by this Agreement absent a breach or default thereunder or under any related loan or security agreement.

          (n) "Shares" shall mean all shares of Horizon Common Stock held of record or Beneficially Owned by any of the Murdock Entities, whether issued, heretofore owned or hereafter acquired.

          (o) "Transactions" shall have the meaning ascribed thereto in the Merger Agreement.

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

          2. AGREEMENT TO VOTE. Each of the Murdock Signatories, by this Agreement, hereby agrees that at any meeting of the holders of Horizon Common Stock, however called, and in connection with any written consent of the holders of Horizon Common Stock, such Murdock Signatory shall vote (or cause to be voted) the Shares held of record or Beneficially Owned by such Murdock Signatory or its or his Affiliates, (i) in favor of the execution and delivery by Horizon and Horizon Partnership of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement, including the consummation of the Transactions and this Agreement and any other actions reasonably required in furtherance thereof and hereof; and (ii) against any proposal or transaction that would reasonably be expected to impede, frustrate, prevent or nullify the Merger Agreement, the Transactions or any of the other actions contemplated hereby or by the Merger Agreement. Each of the Murdock Signatories acknowledges receipt and review of a copy of the Merger Agreement.

          3. NO SOLICITATION. For the period commencing on the date hereof and ending on the earliest of (i) the consummation of the transactions under the Merger Agreement, (ii) the termination of the Merger Agreement in accordance with its terms, or (iii) July 31, 1998, each of the Murdock Signatories shall not, and shall cause each of its or his Affiliates not to, directly or indirectly, through any agent or representative or otherwise invite, initiate, solicit or knowingly encourage (including by way of furnishing information), or respond to, any inquiries or the making of any proposal by any person or entity (other than Prime or any Affiliate of Prime) that constitutes or could reasonably be expected to lead to, an Acquisition Proposal (including without limitation any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to any renegotiation of or revision to the rights and obligations of Horizon Partnership under the Dole Lease in connection with or in contemplation of an Acquisition Proposal), or otherwise cooperate with, or assist or participate in or facilitate or encourage any effort or attempt by any person to do or seek any of the foregoing. If any of the Murdock Signatories or their Affiliates receives any such inquiry or proposal or Acquisition Proposal, then the applicable Murdock Signatory will promptly inform Prime in writing of the existence thereof. The Murdock Signatories each will, and will cause its or his Affiliates to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

          4. OTHER COVENANTS, REPRESENTATIONS AND WARRANTIES. Each of the Murdock Signatories hereby represents and warrants to Prime and agrees as follows:

          (a) OWNERSHIP OF SHARES. Murdock is the record and Beneficial Owner of 1,099,800 shares of Horizon Common Stock. On

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

the date hereof, such 1,099,800 shares of Horizon Common Stock constitute all of the Shares owned of record or Beneficially Owned by the Murdock Entities. Except for any Pledge, none of the Shares are subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares, other than this Agreement. Murdock has sole power with respect to the matters set forth in this Agreement with respect to all of such 1,099,800 shares of Horizon Common Stock, including the power to vote the Shares in the manner contemplated by Section 2 hereof, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws, the terms of this Agreement and any Pledge.
In the event that any Shares are acquired after the date hereof, one of the Murdock Signatories will have sole power with respect to the matters set forth in this Agreement with respect to all of such Shares acquired after the date hereof, with no limitations, qualifications or restrictions on such rights, subject to any Pledge and the terms of this Agreement.

          (b) RESTRICTION ON TRANSFER, PROXIES AND NON-INTERFERENCE. Except as applicable in connection with the transactions contemplated under the Merger Agreement, and except for a Pledge, each Murdock Signatory shall not, directly or indirectly, and shall cause each of its or his Affiliates not to:
 (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares or any interest therein, except in any such case in a transaction not involving an Acquisition Proposal and to a Person which, simultaneously with such sale, transfer, tender, pledge, encumbrance, assignment, disposition, contract of understanding, agrees in writing to be bound by the terms of this Agreement in an agreement supplementary hereto in form and substance acceptable to Prime and Horizon; (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warranty of any of the Murdock Signatories contained herein untrue or incorrect or have the effect of preventing or disabling any of the Murdock Signatories from performing its obligations under this Agreement.

          (c) POWER; BINDING AGREEMENT. Each of the Murdock Signatories has the legal capacity, power and authority to enter into and perform all of such Murdock Signatory's obligations under this Agreement. The execution, delivery and performance of this Agreement by each of the Murdock Signatories will not violate any other agreement to which such Murdock Signatory is a party including, without limitation, any voting agreement, stockholders agreement or voting trust. This Agreement has been duly and

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

validly executed and delivered by each Murdock Signatory and constitutes a valid and binding agreement of such Murdock Signatory, enforceable against such Murdock Signatory in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which a Murdock Signatory is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Murdock Signatory of the transactions contemplated hereby.

          (d) NO CONFLICTS. (i) No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by each Murdock Signatory and the consummation by such Murdock Signatory of the transactions contemplated hereby other than filings, if any, required under the Exchange Act and (ii) none of the execution and delivery of this Agreement by such Murdock Signatory, the consummation by such Murdock Signatory of the transactions contemplated hereby or compliance by such Murdock Signatory with any of the provisions hereof shall (A) conflict with or result in any breach of any organizational documents, if applicable, of such Murdock Signatory,
(B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Murdock Signatory is a party or by which such Murdock Signatory or any of such Murdock Signatory's properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Murdock Signatory, or any of such Murdock Signatory's properties or assets (including without limitation the Shares).

          (e) NO ENCUMBRANCES. The Shares and the certificates representing such Shares are, and at all times during the term hereof will be, held by Murdock or the applicable Murdock Entity, or by a nominee or custodian for the benefit of Murdock or the applicable Murdock Entity, free and clear of all liens, security interests, proxies, voting trusts or agreements or any other encumbrances whatsoever, except for a Pledge and any such encumbrances and proxies arising hereunder.

          (f)  NO FINDER'S FEES.   No broker, investment banker, financial
advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of any Murdock Entity.

          (g) WAIVER OF APPRAISAL RIGHTS. Each Murdock Signatory hereby waives, and agrees to cause each of its or his Affiliates that Beneficially Owns any Shares to waive, any rights of appraisal or rights to dissent from the Mergers that he or it may have.

          (h) RELIANCE BY PRIME. Each Murdock Signatory understands and acknowledges that Prime is entering into, and causing Prime Partnership to enter into, the Merger Agreement in reliance upon such Murdock Signatory's execution and delivery of this Agreement.

          (i) FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be reasonably necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

          (j) There is no breach or default under, nor any event or circumstance which with notice or lapse of time or both would constitute a material breach or default under the Pledge or any loan or security agreement related thereto.

          5. STOP TRANSFER. Each Murdock Signatory agrees with, and covenants to, Prime that such Murdock Signatory shall not request that Horizon register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares held of record or Beneficially Owned by him or it or any of his or its Affiliates, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in the Horizon Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

          6. TERMINATION. The covenants and agreements contained herein with respect to the Shares shall terminate upon the earliest of (i) consummation of the transactions under the Merger Agreement, (ii) termination of the Merger Agreement in accordance with its terms, and (iii)July 31, 1998.

          7.   CONFIDENTIALITY.    Each of the parties hereto agrees that it
will (a) use its best efforts to keep confidential (except for such disclosure to (i) attorneys, accountants, bankers, underwriters, agents, and employees as may be appropriate in the furtherance of the transactions contemplated and hereby, by the Merger Agreement, (ii) the agent or trustee with respect to the secured financing evidenced by the Loan Agreement dated as of September 12, 1996 by and between Second Horizon Group Limited

Partnership and Nomura Asset Capital Corporation ("NACC") and the documents comprising the exhibits and schedules thereto, which NACC has assigned to LaSalle National Bank, as Trustee under the certain Pooling and Servicing Agreement dated as of December 17, 1996 among Asset Securitization Corporation, LaSalle National Bank, ABN AMICO N.V. and the Servicer named therein, or (iii) such other persons as required by law) all information of a confidential nature obtained by it from the other parties hereto (including the terms of this Agreement) in connection with the transactions described in the preceding clause (i)) and (b) return to each other party all documents and other materials obtained from such other party in connection herewith should this Agreement be terminated. No party hereto will issue any press release or make any other public announcement relating to the transaction contemplated hereby without the prior consent of the other party hereto, except that any party may make any disclosure required to be made by it under applicable law (including without limitation the federal securities laws) or stock exchange rules and regulations if such party determines in good faith that it is appropriate to do so and gives prior notice to the other parties hereto, and affords to the other parties hereto a reasonable opportunity to comment on the proposed disclosure and makes a commercially reasonable effort to incorporate any comments or requested revisions.

          8.   MISCELLANEOUS.

          (a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the ownership, voting and disposition the Shares in connection with the Merger and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          (b) CERTAIN EVENTS. Each Murdock Signatory agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, Pacific's successors. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

          (c) ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, provided that (i) Prime may assign, in its sole discretion, its rights and obligations hereunder to Prime Partnership or to any direct or indirect wholly-owned subsidiary of Prime, but no such assignment shall relieve Prime of its obligations hereunder, and (ii) any Murdock Signatory may assign its rights and obligations hereunder to any Murdock Affiliate in connection with a transfer of Shares to such Murdock Affiliate,

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

provided that such Murdock Affiliate shall agree in a writing acceptable in form and substance to Prime and Horizon to be bound by the terms and conditions hereof.

          (d) AMENDMENTS; WAIVERS, ETC. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except upon the execution and delivery of a written agreement executed by the relevant parties hereto.

          (e) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

          If to a Murdock     Pacific Holding Company
          Signatory:          10900 Wilshire Blvd.
                              Los Angeles, California 90024
                              Attention: David Cohen
                              Fax No.: (310) 824-7770

               copy to:       O'Melveny & Myers LLP
                              153 East 53rd Street
                              New York, New York 10022
                              Attention: Charles F. Niemeth, Esq.
                              Fax No.: (212) 326-2061

          If to Prime:        Prime Retail, Inc.
                              100 East Pratt Street
                              19th Floor
                              Baltimore, Maryland 21202
                              Attention: Michael W. Reschke
                                         C. Alan Schroeder
                              Fax No.: (410) 234-1703

          copy to:            Winston & Strawn
                              35 West Wacker Drive
                              Chicago, Illinois  60601
                              Attention: Steven J. Gavin, Esq.
                              Fax No.: (312) 558-5700

          If to Horizon:

                              Horizon Group, Inc.
                              5000 Hakes Drive
                              Norton Shores, MI 49441
                              Attention: Norman Perlmutter
                                         James Wassel
                              Fax.: (616) 798-5100

          with a copy to:

                              Rudnick & Wolfe
                              203 North LaSalle Street
                              Suite 1500
                              Chicago, IL 60601-1293
                              Attention: Errol R. Halperin
                                         Hal M. Brown
                              Fax No.: (312) 236-7516

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          (f) SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          (g) SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

          (h) REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

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

          (i) NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          (j) NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

          (k) DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          (l) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

          IN WITNESS WHEREOF, Prime, Horizon and each Murdock Party have caused this Agreement to be duly executed as of the day and year first above written.

                              PRIME RETAIL, INC.

                              By:  /S/ C. Alan Schroeder
                                   Name: C. Alan Schroeder
                                   Title:Senior Vice President-
                                   General Counsel and Secretary

                              HORIZON GROUP, INC.

                              By:  /S/ James S. Wassel
                                   Name: James S. Wassel
                                   Title: President

                              _________________________

                              By:  /S/ David H. Murdock
                                   Name:David H. Murdock
                                   Title:________

                              DAVID H. MURDOCK LIVING TRUST
                              DATED MAY 28, 1996, AS AMENDED

                              By:  /S/ David H. Murdock
                                   Name:David H. Murdock
                                   Title:Trustee


                              PACIFIC HOLDING COMPANY

                              By:  /S/ David H. Murdock
                                   Name:David H. Murdock
                                   Title: Chief Executive Officer

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